January 1997

          [NORFOLK SOUTHERN LOGO]

          NORFOLK SOUTHERN
          SHAREHOLDER PRESENTATION


          NORFOLK SOUTHERN IS OFFERING CONRAIL SHAREHOLDERS SUPERIOR VALUE

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          NORFOLK SOUTHERN OFFER

          *    Nominal value of $115.00 per share1

          *    8.4BN total value2

          *    No equity risk - all cash

          *    No synergy risk - all cash

          *    Immediate value

          CSX OFFER

          *    Nominal value of $97.62 per share3

          *    $7.0BN total value2

          *    Equity risk - 75% common and convertible stock

          *    Trading discount risk - convertible stock

          *    Synergy risk - 75% common and convertible stock


          ------------------
          1    Represents premium of 18% over CSX's offer

          2    For remaining shares (not already owned by CSX)

          3    Based on 25% cash/75% stock, reflects CSX 1/6/97
               closing price of $41.75


          CSX'S OFFER - MUCH LESS VALUE, REALLY HOSTILE TO SHAREHOLDERS

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          MUCH LESS VALUE

                                                       EARLIEST
                                       VALUE         RECEIPT DATE
          --------------------------------------------------------------------
           CSX common                  $77.50 1     Spring 1997(?)
           ($41.75 x 1.85619)

           Convertible preferred       $16.00 2     Spring 1997(?)
                                       ------
                                       $93.50
                                        x .75
                                       ------
           75% equity component        $70.12

           25% cash component          $27.50      January 1997
           ($110 x 25%)                ------

           Nominal consideration       $97.62
           per Conrail share           ======


          REALLY HOSTILE

          *    Hostile approach - coercive bid

          *    Hostile structure - multi-tier, front-end loaded

          *    Hostile currency with uncertain value for 75% of the bid

          *    Terms of convertible preferred are not defined
               (i.e., mystery stock)

          * Subjects Conrail shareholders to unnecessary equity market risks

          -----------------
          1    Based on CSX 1/6/97 closing price of $41.75

          2    Theoretical value


          CSX'S OFFER EXPOSES SHAREHOLDERS TO SIGNIFICANT EQUITY
          RISK FOR MOST OF THE CONSIDERATION RECEIVED

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                           Assumed         Resultant     NS premium
           Assumed CSX     convertible     blended       to CSX offer
           stock value     value1          value         value
          --------------------------------------------------------------------
              $43.00       $16.00(?)       $99.36        15.7%

              $42.50       $16.00(?)       $98.67        16.6%

              $42.00       $16.00(?)       $97.97        17.4%

              $41.50       $16.00(?)       $97.27        18.2%

              $41.00       $16.00(?)       $96.58        19.1%

              $40.50       $16.00(?)       $95.88        19.9%

              $40.00       $16.00(?)       $95.19        20.8%

              $39.50       $16.00(?)       $94.49        21.7%

              $39.00       $16.00(?)       $93.79        22.6%


          -----------------
          1 Convertible stock, theoretically worth $16 per share, will be received for 75% of the Conrail shares currently outstanding and not owned by CSX. This convertible preferred is likely to trade at a significant discount to par.


          SUMMARY OF THE CSX OFFER

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          THE CSX OFFER TO CONRAIL SHAREHOLDERS

          *    Provides less value

          *    Includes CSX stock subject to market risks

               -    Equity market fluctuations
               -    Bears risk of regulatory approval
               -    Bears risks of realization of promised synergies

          *    Includes undefined convertible preferred stock
               -    Uncertain value prior to acquisition
               -    Market risk after acquisition

          * Requires CSX shareholder approval of a dilutive transaction

          * Seeks to preclude Conrail shareholders from accepting a superior all-cash offer

          * Provides an undesirable template for other coercive merger transactions


          A VOTE AGAINST WILL INCREASE THE VALUE OF YOUR CONRAIL SHARES

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          A VOTE AGAINST THE PROPOSED CSX TRANSACTION WILL

          1.   FORCE CSX TO INCREASE ITS BID FOR CONRAIL AGAIN

                                      OR

          2. FORCE THE CONRAIL BOARD TO ACCEPT NORFOLK SOUTHERN'S SUPERIOR ALL-CASH $115 OFFER FOR ALL CONRAIL SHARES


          CONRAIL SHAREHOLDERS SHOULD VOTE AGAINST:

          1. Opting out of the Pennsylvania statute requiring fair value for all shareholders, and

          2.   Allowing Conrail management to adjourn the meeting
               (if it appears that the vote will be unfavorable)